UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 24, 2007 (October 22, 2007)

Bentley Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10581	59-1513162
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Bentley Park 2 Holland Way Exeter, New Hampshire	03833
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code (603) 658-6100

No change since last report
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement

On October 22, 2007, the Registrant, and its wholly owned subsidiaries Laboratorios Belmac S.A (“Belmac”) and Laboratorios Davur, S.L. (“Davur”) entered into a termination agreement (the “Termination Agreement”) with Teva Pharmaceutical Industries Ltd. (“Teva”), pursuant to which the following agreements were terminated: (i) the license agreement dated July 18, 2000 among Teva, Belmac and Davur (the “License Agreement”), (ii) the supply agreement dated July 18, 2000 among Teva, Belmac and Davur (the “Supply Agreement”) and (iii) the rights agreement dated July 18, 2000 among Teva, Bentley, Belmac and Davur.  There were no penalties incurred by any of the parties in connection with the termination.

In connection with the Termination Agreement, Belmac, Davur and Teva have entered into (i) a number of new individual license and supply agreements relating to the products previously governed by the now terminated License Agreement and Supply Agreement, together with additional products, and (ii) several letters of intent relating to their collaboration on future products.  The Registrant does not consider these new license and supply agreements with Teva material, either individually or in the aggregate.

Item 8.01               Other Events

On October 23, 2007, the Registrant announced that its Board of Directors had unanimously approved a plan to separate its two businesses by spinning off its drug delivery business.  The Registrant also announced that its Board of Directors will explore strategic alternatives with respect to its generics business.

A copy of the press release is attached herewith as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTLEY PHARMACEUTICALS, INC.

By:	/s/ Richard P. Lindsay
Richard P. Lindsay Vice President and Chief Financial Officer

Date:  October 24, 2007

BENTLEY PHARMACEUTICALS, INC
CURRENT REPORT ON FORM 8-K
Report Dated October 24, 2007
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 23, 2007